UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2024

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2024, Novavax CZ a.s. (the “Seller”), an indirect, a wholly owned subsidiary of Novavax Inc. (the “Company”), completed the previously-announced sale of the Company’s biologics manufacturing campus located at Bohumil, Jevany, Czech Republic (the “Facility”) to Novo Nordisk Production Czech s.r.o. (the “Purchaser”), pursuant to an asset purchase agreement, dated as of December 3, 2024 (the “Asset Purchase Agreement”), by and among the Seller, the Company, the Purchaser and Novo Nordisk A/S. Pursuant to the Asset Purchase Agreement, the Seller sold, transferred and assigned to the Purchaser: (i) properties owned by the Seller registered on folio No. 894 maintained by the Cadastral Office for Central Bohemian Region, Detached Cadastral Office Prague-East, for the cadastral area Jevany, comprising land in the settlement known as Bohumil, as well as certain moveable assets and equipment located at the manufacturing facility (the “Transferred Assets”); (ii) contracts related to the operation and management of the Transferred Assets (the “Transferred Contracts”); and (iii) certain employees currently providing services related to the Transferred Assets (the “Transferred Employees”). The total purchase price for the Facility was $200 million and the assumption by the Purchaser of liabilities (on a look-forward basis) pertaining to the Transferred Assets, Transferred Contracts and Transferred Employees. On the closing date, the Purchaser received a cash payment of $180 million, net of the initial payment of $10 million made in September 2024 and $10 million placed in an escrow account to be released to the Seller on the date which is 12 months following the closing date (subject to adjustment for any claims the Purchaser may have against the Seller under the Asset Purchase Agreement). Pursuant to the terms of the Asset Purchase Agreement, the Company was also reimbursed approximately $2. 6 million, subject to adjustments, for costs in continuing to operate and maintain the Transferred Assets, Transferred Contracts and Transferred Employees between December 3,2024 and the completion of the sale.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: December 30, 2024	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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